Exhibit 99.1

Investor Relations Update

January 15, 2014

On December 9, 2013, the Plan of Reorganization of AMR Corporation became effective and the related merger transaction was completed. As a result, US Airways Group became a wholly-owned subsidiary of the reorganized AMR Corporation (renamed American Airlines Group Inc., or AAG). Notwithstanding these transactions, AAG’s airline operating subsidiaries, principally American Airlines, Inc. (American Airlines or AA) and US Airways, Inc. (US Airways or US) continued to operate as independent airlines. For this investor relations update, AAG is providing guidance for both American Airlines and US Airways as standalone airline operating entities for the fourth quarter 2013. The guidance relates principally to operating items. The financial statements for the fourth quarter and full year ended December 31, 2013 will also reflect material entries related to merger costs, reorganization costs and the application of acquisition accounting. 2014 combined guidance will be provided at a later time.

General Overview

•	Cash - American Airlines Group Inc. expects to end the fourth quarter with approximately $10.3 billion in total cash and investments on a consolidated basis, of which approximately $1.0 billion is restricted. As previously disclosed in the AMR Corp. third quarter 2013 10Q, the Company has cash that has not been repatriated from Venezuela, which totaled approximately $710 million at year-end.

•	American Airlines Fuel Guidance - For the fourth quarter 2013, American Airlines expects to pay an average of between $3.06 and $3.11 per gallon of mainline jet fuel (including taxes & hedges). Forecasted volume and fuel prices are provided in the table below.

•	US Airways Fuel Guidance - For the fourth quarter 2013, US Airways expects to pay an average of between $3.00 and $3.05 per gallon of mainline jet fuel (including taxes, no hedges were in place). Forecasted volume and fuel prices are provided in the table below.

•	Cargo / Other Revenue - Includes cargo revenue, frequent flier revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, and inflight service revenues.

•	Taxes / NOL - American Airlines - At September 30, 2013, net operating losses (NOLs) available for use by American Airlines were approximately $5.7 billion for federal income tax purposes. AA’s deferred tax asset, which includes this federal NOL as well as state NOLs, is subject to a full valuation allowance. As of September 30, 2013, the valuation allowance associated with AA’s deferred tax assets was approximately $4.3 billion. In accordance with generally accepted accounting principles, utilization of the NOLs results in a corresponding decrease in the valuation allowance and offsets tax provision dollar for dollar.

•	Taxes / NOL - US Airways - At September 30, 2013, NOLs available for use by US Airways were approximately $1.2 billion for federal income tax purposes. In Q2 of 2013, US utilized its remaining valuation allowance associated with federal income taxes. With no remaining valuation allowance to release US recorded non-cash federal income tax expense for financial reporting purposes in the second and third quarters of 2013. US will also recognize income tax expense in the fourth quarter of 2013 through the date of merger close (December 9, 2013). US expects its effective tax rate for fourth quarter earnings excluding special items through December 9 will approximate 40%.

US Airways will be required to apply acquisition accounting in conjunction with the merger. As a result, US expects it will be in a net deferred tax asset position post-merger which will be subject to a full valuation allowance and, therefore, not recognize income tax expense for the 23 days through December 31. Overall, US expects its effective tax rate on earnings excluding special items will approximate 25% for the fourth quarter of 2013.

•	Taxes / NOL - AAG - AAG expects its consolidated NOL position to increase significantly compared to the independent NOLs of AA and US described above as a result of AA’s emergence from bankruptcy. Updated combined NOL information will be provided at a later date.

Under AAG’s certificate of incorporation, AAG common stock (AAL) and convertible preferred stock (AALCP) are subject to certain transfer restrictions designed to preserve its NOLs and related income tax benefits. A copy of the certificate of incorporation was contained in a Form 8-K filed on December 9, 2013 by AAG with the Securities and Exchange Commission.

•	Shares Outstanding - Per the Plan of Reorganization and the related Merger Agreement, the Company became obligated to issue approximately 756 million shares of common stock (assuming, among other things, conversion of all shares of convertible preferred stock). The Company’s current estimated diluted share count is approximately 746 million. The decrease in diluted share count is primarily due to approximately 13 million shares withheld by the Company during the fourth quarter in satisfaction of employee tax obligations at an average price of $22.55 per share. The Company may withhold additional shares in satisfaction of tax liabilities for eligible employee groups in connection with future issuances contemplated by the Plan of Reorganization, principally to be at the remaining mandatory conversion dates (days 60, 90 and 120 following the effective date).

Please refer to the footnotes and the forward looking statements page of this document for additional information

American Airlines Mainline Update

January 15, 2014

American Airlines Mainline Comments

•	Mainline data includes American Airlines operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to American regional data.

•	The data in the table below includes the historical non-GAAP financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

	American Airlines
	4Q12A	1Q13A	2Q13A	3Q13A	4Q13E
Mainline Guidance
Available Seat Miles (ASMs) (bil)	37.5	37.4	38.7	40.1	38.3
CASM ex fuel, special items and profit sharing (YOY % change)[1]	8.54	8.67	8.44	8.28	+0% to +2%

Cargo Revenues ($ mil)	172	156	169	164	~185
Other Revenues	619	649	640	645	~650

Average Fuel Price (incl. taxes & hedges) ($/gal)	$3.22	$3.27	$3.02	$3.03	$3.06 to $3.11
Fuel Gallons Consumed (mil)	595	592	623	643	~606

Interest (Income) ($ mil)	(6)	(4)	(5)	(5)	~(6)
Interest Expense ($ mil)[2]	150	138	161	180	~174
Other Non-Operating (Income)/Expense ex special items ($ mil)[3]	9	24	12	11	~13

Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Interest expense ex special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
3.	Other Non-Operating (Income)/Expense ex special items includes primarily gains and losses from foreign currency.

Please refer to the footnotes and the forward looking statements page of this document for additional information

American Regional Update

January 15, 2014

American Regional Comments

•	The airlines providing American with regional feed included wholly owned subsidiary American Eagle and four third-party regional airlines, Chautauqua, ExpressJet, Republic and SkyWest.

•	The data in the table below includes the historical non-GAAP financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

•	All operating expenses (including capacity purchase agreements) associated with regional operations are included within the regional non-fuel operating expense line item on the income statement.

	American Airlines Regional
	4Q12A	1Q13A	2Q13A	3Q13A	4Q13E
Regional Guidance
Available Seat Miles (ASMs) (bil)	3.35	3.32	3.48	3.56	3.47
CASM ex fuel and special items (YOY % change)[1]	15.23	15.47	14.60	14.45	-2% to -4%

Average Fuel Price (incl. taxes & hedges) ($/gal)	$3.21	$3.24	$3.00	$3.04	$3.06 to $3.11
Fuel Gallons Consumed (mil)	78	82	87	89	~85

American Airlines Regional Carriers
AMR Eagle[2]
SkyWest Airlines, Inc.
ExpressJet Airlines, Inc.
Republic Airline Inc.
Chautauqua Airlines, Inc.

Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Wholly owned subsidiary of American Airlines Group Inc.

Please refer to the footnotes and the forward looking statements page of this document for additional information

US Airways Mainline Update

January 15, 2014

US Airways Mainline Comments

•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Regional.

•	The data in the table below includes the historical non-GAAP financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

	US Airways
	4Q12A	1Q13A	2Q13A	3Q13A	4Q13E
Mainline Guidance
Available Seat Miles (ASMs) (bil)	17.5	18.0	20.2	20.5	18.7
CASM ex fuel, special items and profit sharing (YOY % change)[1]	8.36	8.52	7.96	7.81	-1% to -3%

Cargo Revenues ($ mil)	41	41	35	37	~40
Other Revenues	322	369	367	345	~350

Average Fuel Price (incl. taxes) ($/gal)	$3.19	$3.24	$2.92	$3.01	$3.00 to $3.05
Fuel Gallons Consumed (mil)	260	266	299	304	~276

Interest (Income) ($ mil)	(1)	—	(1)	—	~0
Interest Expense ($ mil)	87	84	90	88	~86
Other Non-Operating (Income)/Expense ex special items ($ mil)[2]	1	4	5	(2)	~0

Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Other Non-Operating (Income)/Expense ex special items includes primarily gains and losses from foreign currency.

Please refer to the footnotes and the forward looking statements page of this document for additional information

US Airways Regional Update

January 15, 2014

US Airways Regional Comments

•	US Airways regional is a network of 7 regional airlines (2 wholly owned) operating under code share and service agreements with US Airways.

•	The data in the table below includes the historical non-GAAP financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

•	All operating expenses (including capacity purchase agreements) associated with regional operations are included within the regional non-fuel operating expense line item on the income statement.

	US Airways Regional
	4Q12A	1Q13A	2Q13A	3Q13A	4Q13E
US Airways Regional Guidance
Available Seat Miles (ASMs) (bil)	3.49	3.46	3.64	3.63	3.48
CASM ex fuel and special items (YOY %change)[1]	15.68	16.18	15.42	15.50	+6% to +8%

Average Fuel Price (incl. taxes) ($/gal)	$3.19	$3.23	$2.96	$3.00	$2.99 to $3.04
Fuel Gallons Consumed (mil)	84	84	88	88	~85

US Airways Regional Carriers
Air Wisconsin Airlines Corporation	Republic Airline, Inc.
Mesa Airlines, Inc.	SkyWest Airlines, Inc.
Piedmont Airlines, Inc. [2]	Trans States Airlines, Inc.[3]
PSA Airlines, Inc.[2]

Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Wholly owned subsidiary of US Airways Group, Inc.
3.	Pro-rate agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

January 15, 2014

American Fleet Comments

•	AA took delivery of 20 new Airbus aircraft in 2013 (5 A321 aircraft and 15 A319 aircraft) and 39 new Boeing aircraft (31 B737-800 and 8 B777-300 aircraft). AA retired 45 aircraft in 2013, including 28 MD-80, 12 B757, and 5 B767-200 aircraft.

American Airlines Mainline Fleet Update (End of Period)

	YE12A	1Q13A	2Q13A	3Q13A	4Q13A
Mainline
A319	—	—	—	10	15
MD80	190	185	180	171	162
B738	195	204	213	221	226
B757	102	101	96	92	90
A321	—	—	—	—	5
B767-200	14	12	12	12	9
B767-300	58	58	58	58	58
B777-200	47	47	47	47	47
B777-300	2	5	8	9	10

Total	608	612	614	620	622

American Regional Fleet Update (End of Period)

	YE12A	1Q13A	2Q13A	3Q13A	4Q13A
Regional
ATR	9	6	—	—	—
EMB-135	21	19	11	7	—
EMB-140	74	74	74	74	74
EMB-145	118	118	118	118	118
CRJ-200	12	23	23	23	23
CRJ-700	47	47	47	47	47
EMB-175	—	—	—	9	18

Total	281	287	273	278	280

US Airways Fleet Comments

•	In 2013, US Airways took delivery of 21 new Airbus aircraft (16 A321 aircraft and five A330-200 aircraft) and retired 20 aircraft, including 18 737-400 aircraft and two A320 aircraft.

US Airways Mainline Fleet Update (End of Period)

	YE12A	1Q13A	2Q13A	3Q13A	4Q13A
Mainline
EMB-190	18	20	20	20	20
B737-400	32	32	26	18	14
A319	93	93	93	93	93
A320	72	72	72	72	70
A321	75	79	83	88	91
A330-200	7	7	9	10	12
A330-300	9	9	9	9	9
B757	24	24	24	24	24
B767-200	10	10	10	10	10

Total	340	346	346	344	343

US Airways Regional Fleet Update (End of Period)

	YE12A	1Q13A	2Q13A	3Q13A	4Q13A
Regional
DH8	44	44	43	43	40
CRJ-200	119	119	119	115	115
CRJ-700	14	14	14	14	14
CRJ-900	38	38	45	51	51
EMB-170	20	20	20	20	20
EMB-145	9	9	2	—	—
EMB-175	38	38	38	38	38

Total	282	282	281	281	278

Please refer to the footnotes and the forward looking statements page of this document for additional information

American Airlines Group Inc. (Formerly AMR Corporation)

Consolidated Statements of Operations

(In millions)

(Unaudited)

Note: The following table presents the historical financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation. See note below table for more detail.

	4Q12	1Q13	2Q13	3Q13
Operating revenues:
Mainline passenger	$4,440	$4,614	$4,888	$5,253
Regional passenger	706	679	752	766
Cargo	172	156	169	164
Other	619	649	640	645

Total operating revenues	5,937	6,098	6,449	6,828

Operating expenses:
Aircraft fuel and related taxes	1,913	1,934	1,880	1,950
Salaries, wages and benefits	1,383	1,267	1,284	1,380
Regional expenses:
Fuel	250	265	260	270
Other	509	515	509	515
Maintenance, materials and repairs	290	326	317	289
Other rent and landing fees	262	288	284	279
Aircraft rent	139	165	181	192
Selling expenses	230	290	273	294
Depreciation and amortization	196	204	207	204
Special items, net	58	71	12	15
Other	700	702	730	739

Total operating expenses	5,930	6,027	5,937	6,127

Operating income	7	71	512	701

Nonoperating income (expense):
Interest income	6	4	5	5
Interest expense, net	(150)	(254)	(161)	(226)
Other, net	271	(24)	(12)	(40)

Total nonoperating income (expense), net	127	(274)	(168)	(261)

Income (loss) before reorganization items, net	134	(203)	344	440
Reorganization items, net	(441)	(160)	(124)	(151)

Income (loss) before income taxes	(307)	(363)	220	289

Income tax benefit	(569)	(22)	—	—

Net income (loss)	$262	$(341)	$220	$289

The Company is providing the historic income statements above of American Airlines Group to provide investors with the new financial statement line presentation. These income statements reflect certain reclassifications between various financial statement line items. These reclassifications do not impact the historic net income. These reclassifications are comprised principally of the following items for American Airlines Group:

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation of foreign currency gains and losses.

Please refer to the footnotes and the forward looking statements page of this document for additional information

US Airways Group, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Note: The following table presents the historical financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation. See note below table for more detail.

	4Q12	1Q13	2Q13	3Q13
Operating revenues:
Mainline passenger	$2,080	$2,197	$2,560	$2,594
Regional passenger	808	763	888	864
Cargo	41	41	35	37
Other	322	369	367	345

Total operating revenues	3,251	3,370	3,850	3,840

Operating expenses:
Aircraft fuel and related taxes	830	861	872	915
Salaries, wages and benefits	577	614	679	658
Regional expenses:
Fuel	268	271	261	265
Other	547	561	561	549
Maintenance, materials and repairs	177	175	188	180
Other rent and landing fees	127	135	148	155
Aircraft rent	159	154	153	150
Selling expenses	107	112	124	128
Depreciation and amortization	66	71	73	77
Special items, net	9	39	24	40
Other	261	275	288	296

Total operating expenses	3,128	3,268	3,371	3,413

Operating income	123	102	479	427

Nonoperating income (expense):
Interest income	1	—	1	—
Interest expense, net	(87)	(84)	(90)	(88)
Other, net	(1)	26	(36)	(3)

Total nonoperating expense, net	(87)	(58)	(125)	(91)

Income before income taxes	36	44	354	336

Income tax provision (benefit)	(1)	—	67	120

Net income	$37	$44	$287	$216

The Company is providing the historic income statements above of US Airways Group to provide investors with the new financial statement line presentation for American Airlines Group. These income statements reflect certain reclassifications between various financial statement line items. These reclassifications do not impact the historic net income. These historic financial statements also do not reflect the impact of purchase accounting, which US Airways Group will apply prospectively to its financial statements as of December 8, 2013. These reclassifications are comprised principally of the following items for US Airways Group:

•	Reclassifications between other operating expenses and operating revenues to conform the presentation of frequent flyer revenues.

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

January 15, 2014

American Airlines Reconciliation of GAAP to Non-GAAP Financial Information

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items and profit sharing and regional CASM excluding fuel and special items is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	American Airlines GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	4Q12	1Q13	2Q13	3Q13	4Q13 Range
	Actual	Actual	Actual	Actual	Low	High
Mainline
Mainline operating expenses[1]	$5,171	$5,247	$5,168	$5,342	$5,126	$5,221
Less mainline fuel	1,913	1,934	1,880	1,950	1,854	1,885
Less special items	58	71	12	15	—	—
Less profit sharing	—	—	6	59	—	—

Mainline operating expense excluding fuel, special items and profit sharing	3,200	3,242	3,270	3,318	3,272	3,336

Mainline CASM (cts)[1]	13.80	14.03	13.35	13.33	13.38	13.63
Mainline CASM excluding fuel, special items and profit sharing (Non-GAAP) (cts)	8.54	8.67	8.44	8.28	8.54	8.71

Mainline ASMs (bil)	37.5	37.4	38.7	40.1	38.3	38.3

Regional
Regional operating expenses	$759	$780	$769	$785	$767	$782
Less regional fuel expense	250	265	260	270	260	264
Less special items	—	2	1	—	—	—

Regional operating expenses excluding fuel and special items	509	513	508	515	507	518

Regional CASM (cts)	22.68	23.51	22.08	22.02	22.11	22.54
Regional CASM excluding fuel and special items (Non-GAAP) (cts)	15.23	15.47	14.60	14.45	14.62	14.92

Regional ASMs (bil)	3.35	3.32	3.48	3.56	3.47	3.47

Interest Expense
Reported interest expense	$150	$254	$161	$226	$174	$174
Special items	—	116	—	46	—	—

Interest Expense excluding special items	150	138	161	180	174	174

Other Non-Operating (Income)/Expense
Reported other non-operating (income)/expense	$(271)	$24	$12	$40	$13	$13
Less special items	(280)	—	—	29	—	—

Other non-operating (income)/expense excluding special items	9	24	12	11	13	13

Notes: Amounts may not recalculate due to rounding.

(1)	Forecasted mainline operating expenses exclude profit sharing and special items.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

January 15, 2014

US Airways Reconciliation of GAAP to Non-GAAP Financial Information

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items and profit sharing and regional CASM excluding fuel and special items is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	US Airways Group GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	4Q12	1Q13	2Q13	3Q13	4Q13 Range
	Actual	Actual	Actual	Actual	Low	High
Mainline
Mainline operating expenses[1]	$2,313	$2,436	$2,549	$2,599	$2,345	$2,390
Less mainline fuel	830	861	872	915	828	842
Less special items	9	39	24	40	—	—
Less profit sharing	6	6	47	42	—	—

Mainline operating expense excluding fuel, special items and profit sharing	1,468	1,530	1,606	1,602	1,517	1,548

Mainline CASM (cts)[1]	13.18	13.57	12.63	12.67	12.54	12.78
Mainline CASM excluding fuel, special items and profit sharing (Non-GAAP) (cts)	8.36	8.52	7.96	7.81	8.11	8.28

Mainline ASMs (bil)	17.5	18.0	20.2	20.5	18.7	18.7

Regional
Regional operating expenses	$815	$832	$822	$814	$832	$847
Less regional fuel expense	268	271	261	265	254	258
Less special items	—	2	—	(14)	—	—

Regional operating expenses excluding fuel and special items	547	559	561	563	578	589

Regional CASM (cts)	23.35	24.07	22.60	22.41	23.93	24.36
Regional CASM excluding fuel and special items (Non-GAAP) (cts)	15.68	16.18	15.42	15.50	16.62	16.93

Regional ASMs (bil)	3.49	3.46	3.64	3.63	3.48	3.48

Other Non-Operating (Income)/Expense
Reported other non-operating (income)/expense	$1	$(26)	$36	$3	$1	$1
Less special items	$—	$(30)	$31	$5	$1	$1

Other non-operating (income)/expense excluding special items	$1	$4	$5	$(2)	$0	$0

Notes: Amounts may not recalculate due to rounding.

(1)	Forecasted mainline operating expenses exclude profit sharing and special items.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

January 15, 2014

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving American Airlines Group Inc. (formerly named AMR Corporation) (the “Company”) and US Airways Group, Inc. (“US Airways”), including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of integrating operations and achieving anticipated synergies; the effects of divestitures pursuant to the settlement with the Department of Justice and certain states; the price of, market for and potential market price volatility of the Company’s common stock and preferred stock; the Company’s significant liquidity requirements and substantial levels of indebtedness; the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the Company’s ability to use NOLs and certain other tax attributes; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the filings of US Airways and the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Please refer to the footnotes and the forward looking statements page of this document for additional information